Exhibit 1.1

Execution Version

$250,000,000

ANTERO RESOURCES CORPORATION

4.25% Convertible Senior Notes due 2026

Purchase Agreement

August 18, 2020

J.P. Morgan Securities LLC

   As Representative of the

   several Initial Purchasers listed

   in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

   383 Madison Avenue

   New York, New York 10179

Ladies and Gentlemen:

Antero Resources Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule 1 hereto of, $250,000,000 aggregate principal amount of its 4.25% Convertible Senior Notes due 2026 (the “Firm Securities”), and, at the option of the Initial Purchasers, up to an additional $50,000,000 principal amount of its 4.25% Convertible Senior Notes due 2026 (the “Option Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such 4.25% Convertible Senior Notes due 2026 granted to the Initial Purchasers in Section 1 hereof. The Firm Securities and the Option Securities are herein referred to as the “Notes.” J.P. Morgan Securities LLC has agreed to act as representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes. The Notes will be convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), cash, or a combination of cash and shares of Common Stock (any such shares, the “Underlying Securities”), on the terms, and subject to the conditions, set forth in the Indenture (as defined below).

The Securities (as defined below) will be issued pursuant to an Indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”). The Company and the Guarantors are referred to collectively herein as the “Antero Entities.” The Notes and the Guarantees are herein referred to as the “Securities.”

The Securities will be sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration thereunder. The Antero Entities have prepared a preliminary offering memorandum dated August 18, 2020 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantors and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

This Agreement, the Securities and the Indenture are collectively referred to herein as the “Transaction Documents.”

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Antero Entities prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

The Antero Entities hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.            Purchase and Resale of the Securities. The Company agrees to issue and sell the Firm Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.25% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from August 21, 2020 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

In addition, the Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from August 21, 2020 to the date of payment and delivery.

If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by each Initial Purchaser shall be the principal amount of Option Securities, which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Firm Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate principal amount of Firm Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representative in its sole discretion shall make.

The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, by written notice from the Representative to the Company no later than 30 days after the date of this Agreement. Such notice shall set forth the aggregate principal amount of Option Securities plus accrued interest as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein if such delivery will be after the Closing Date.

(a)           The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that:

(i)            it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)           it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)          it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell the Securities as part of the initial offering except within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(b)           Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(g) and 6(i), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (a) above, and each Initial Purchaser hereby consents to such reliance.

(c)           The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(d)           The Antero Entities acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Antero Entities with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Antero Entities or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Antero Entities shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser and shall not be on behalf of the Company, the Guarantors or any other person.

2.            Payment and Delivery. Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 at 10:00 A.M., New York City time, on August 21, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. Delivery of and payment for the Option Securities shall be made at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 at 10:00 A.M., New York City time, on the date and at the time and place specified by the Representative in the written notice of the Initial Purchasers’ election to purchase such Option Securities. The time and date of such payment for the Firm Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.

3.            Representations and Warranties of the Antero Entities. The Antero Entities jointly and severally represent and warrant to each Initial Purchaser that:

(a)           Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and the Additional Closing Date, as the case may be, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date and the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Antero Entities make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum, which information is specified in the last sentence of Section 7(b).

(b)          Additional Written Communications. The Antero Entities (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Antero Entities or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Antero Entities make no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication, which information is specified in the last sentence of Section 7(b).

(c)           Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Securities and Exchange Commission (the “Commission”), conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, as applicable, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Financial Statements. The historical financial statements and the related notes and supporting schedules thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles accepted in the United States applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein. The other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e)           No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, since the date of the most recent financial statements included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum (i) there has not been any change in the capital stock, or material increase in long-term debt, of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its subsidiaries on any class of equity interests, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) neither the Company nor any of its subsidiaries has issued or granted any securities other than to the Company or a subsidiary thereof.

(f)            Organization and Good Standing. Each of the Antero Entities has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (A) have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or (B) materially impair the ability of the Antero Entities to perform their respective obligations under the Transaction Documents (each of clause (A) and (B), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the entities listed in Schedule 3 to this Agreement, Antero Midstream Corporation, a Delaware corporation, and its subsidiaries, and entities that would be considered Immaterial Subsidiaries (as such term is defined in the indentures governing the Company’s senior unsecured notes).

(g)           Capitalization. The Company has an authorized and outstanding capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and the Company owns 100% of the equity interests of each subsidiary of the Company (other than Martica Holdings LLC, a Delaware limited liability company, which solely for purposes of this Agreement, shall not be considered a subsidiary of the Company) and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid (to the extent required under their limited liability company agreements) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (“Liens”), except as described in each of the Time of Sale Information and the Offering Memorandum. Except as described in or expressly contemplated by the Offering Memorandum, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Antero Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or interest of any of the Antero Entities, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum.

(h)           Due Authorization. Each of the Antero Entities has or had, as applicable, full right, power and authority to execute and deliver, as applicable, the Transaction Documents and to perform its obligations hereunder and thereunder.

(i)            The Common Stock. The outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. The Underlying Securities initially issuable upon conversion of the Notes (assuming, for these purposes, that (x) all the Notes are converted by a single holder thereof; and (y) such conversion is settled solely by the delivery of shares of Common Stock at the Initial Maximum Conversion Rate (as defined below)) have been duly authorized, and, when such Underlying Securities are issued and delivered upon conversion in accordance with the Indenture, such shares will be validly issued, fully paid and non-assessable and free from preemptive rights under the Amended and Restated Certificate of Incorporation of the Company, the Delaware General Corporation Law or any agreement to which any of the Antero Entities is a party. “Initial Maximum Conversion Rate” means the initial “Conversion Rate” (as defined in the Indenture) plus the initial maximum increase thereto in connection with a “Make-Whole Fundamental Change” (as defined in the Indenture).

(j)            The Indenture. The Indenture has been duly authorized by each of the Antero Entities and, when duly executed and delivered, will constitute a valid and legally binding agreement of each of the Antero Entities enforceable against each of the Antero Entities in accordance with its terms, except as enforceability may be limited (A) by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (B) by public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(k)           The Securities and the Guarantees. The Securities have been duly authorized for issuance and sale by the Company pursuant to this Agreement and the Indenture and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized for issuance by each of the Guarantors pursuant to this Agreement and the Indenture and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l)            Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the Antero Entities.

(m)          Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(n)          No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           No Conflicts. The execution, delivery and performance by each of the Antero Entities of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Underlying Securities upon conversion thereof and the related Guarantees) and compliance by each of the Antero Entities with the terms thereof, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Time of Sale Information and the Offering Memorandum and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property, right or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)           No Consents. No consent, approval, authorization or order of, or filing, registration or qualification (“consent”) of or with any court or arbitrator or governmental or regulatory authority is required for (i) the execution, delivery and performance by each of the Antero Entities of each of the Transaction Documents to which each is a party, (ii) the issuance and sale of the Securities (including the issuance of any Underlying Securities upon conversion thereof and the related Guarantees) and compliance by each of the Antero Entities with the terms thereof, (iii) the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Time of Sale Information and the Offering Memorandum, and (iv) the consummation of the transactions contemplated by the Transaction Documents, except (A) such as have been, or prior to the Closing Date and the Additional Closing Date, as the case may be, will be, obtained or made, (B) for such consents as may be required under applicable state securities laws in connection with the purchase and initial resale of the Securities by the Initial Purchasers, (C) for such consents that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect and (D) as described in each of the Time of Sale Information and the Offering Memorandum.

(q)           Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Antero Entities, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(r)            Independent Accountants. KPMG LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)            Reserve Data. The oil and natural gas reserve estimates of the Company and its subsidiaries as of December 31, 2017, 2018 and 2019 contained or incorporated by reference in the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum are derived from reports that have been audited by DeGolyer and MacNaughton; and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Company and its subsidiaries, at the dates indicated therein and are in accordance, in all material respects, with Commission rules and guidelines that are currently in effect for oil and gas producing companies applied on a consistent basis throughout the periods covered.

(t)            Independent Petroleum Engineers. DeGolyer and MacNaughton has represented to the Company that it is, and the Company believes it to be, independent petroleum engineers with respect to the Company and its subsidiaries for the periods set forth in the Time of Sale Information and the Offering Memorandum.

(u)           Title to Real and Personal Property. The Company and its subsidiaries have (A) good and marketable title to all of their interests in their producing oil and gas properties and to all of their material interests in nonproducing oil and gas properties, title investigations having been carried out by the Company and its subsidiaries, in accordance with the general practice in the oil and gas industry, (B) good and indefeasible title to, or valid rights to lease or otherwise use, all other real property owned or leased by them that is material to the Company and its subsidiaries, and (C) good and marketable title to, or valid rights to lease or otherwise use, all personal property owned or leased by them that is material to the Company and its subsidiaries taken as a whole, in each case free and clear of all Liens, except (in case of the foregoing clauses (A)-(C)), (i) for Liens that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

(v)          Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)          No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other hand, that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(x)           Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described in each of the Time of Sale Information and the Offering Memorandum (i) required to register as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or (ii) required to register as a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(y)           Taxes. Except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect (A) the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof and (B) there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(z)            Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (“Permits”) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permit or has any reason to believe that any such Permit will not be renewed in the ordinary course, except that would not reasonably be expected to have a Material Adverse Effect.

(aa)         No Labor Disputes. No labor disturbance by, or dispute with, the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Antero Entities, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company or any of its subsidiaries, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(bb)        Compliance With Environmental Laws. Except as described in each of the Time of Sale Information and the Offering Memorandum: (i) the Company and its subsidiaries (x) are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety (to the extent such human health or safety protection is related to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received any written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) there are no proceedings that are pending or, to the knowledge of the Antero Entities, threatened against the Company or any of its subsidiaries under any Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(cc)         Compliance with ERISA. Except as would not individually or in the aggregate have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA; and (iv) neither the Company nor any of its subsidiaries has any reasonable expectation of incurring any liabilities under Title IV of ERISA.

(dd)        Disclosure Controls. The Company and its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer(s) and principal financial officer(s), as appropriate to allow timely decisions regarding required disclosure to be made. The Company’s disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 15d-15(b) of the Exchange Act.

(ee)         Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and that have been designed by, or under the supervision of, the Company’s principal executive officer(s) and principal financial officer(s), to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses or significant deficiencies in the Company’s internal controls.

(ff)          Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in reasonable amounts and insures against such losses and risks as are reasonably adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg)        Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries conduct industry-standard scans of its IT Systems to detect and address material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity and security of all IT Systems and sensitive data (including all personal, personally identifiable, confidential or regulated data (“Sensitive Data”)) used in connection with their businesses, and there have been no known breaches, violations, outages or unauthorized uses of or accesses to same, except as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company and its subsidiaries have not had a duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations applicable to the privacy and security of its IT Systems and Sensitive Data and to the protection of such IT Systems and Sensitive Data from unauthorized use, access, misappropriation or modification.

(hh)         No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of each of the Antero Entities, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii)           Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Antero Entities, threatened.

(jj)           No Conflicts with Sanctions Laws. Neither the Company, any of its subsidiaries or, to the knowledge of the Antero Entities, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Crimea and Syria (each, a “Sanctioned Country”); and none of the Antero Entities will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, to the knowledge of the Antero Entities, the Company and its subsidiaries have not engaged in, are not now engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk)         Solvency. On and immediately after the Closing Date and the Additional Closing Date, as the case may be, the Company and its subsidiaries (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and its subsidiaries are not less than the total amount required to pay the liabilities of the Company and its subsidiaries on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and its subsidiaries are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; and (iv) the Company and its subsidiaries are not a defendant in any civil action that would result in a judgment that the Company and its subsidiaries are or would become unable to satisfy.

(ll)           No Restrictions on Subsidiaries. Except as disclosed in the Time of Sale Information and the Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(mm)       No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn)        Rule 144A Eligibility. On the Closing Date and the Additional Closing Date, as the case may be, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(oo)        No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the offering and sale of the Securities in a manner that would require registration of the Securities under the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(pp)        No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(qq)        Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(rr)          No Stabilization. None of the Antero Entities has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ss)         Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(tt)          Sarbanes-Oxley. There has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith applicable to the Company, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu)        No Changes in Internal Controls. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP, (i) the Antero Entities have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Antero Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Antero Entities; and (ii) there have been no significant changes in internal controls or in other factors that would significantly affect internal controls.

(vv)        Critical Accounting Policies. The sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” set forth or incorporated by reference in the most recent Preliminary Offering Memorandum accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ww)       Summaries of Law. The statements made or incorporated by reference in the most recent Preliminary Offering Memorandum under the captions “Business and Properties—Regulation of the Oil and Natural Gas Industry”; “Business and Properties—Regulation of Environmental and Occupational Safety and Health Matters”; “Legal Proceedings”; “Certain Relationships and Related Transactions and Director Independence”; “Description of Notes”; and “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xx)          Rule 144(i)(1). The Company is not an issuer of the type described in Rule 144(i)(1).

Any certificate signed by any officer of an Antero Entity and delivered to the Representative or counsel for the Initial Purchasers in connection with this Agreement or the consummation of the transactions contemplated hereby shall be deemed a representation and warranty by such Antero Entity, as to matters covered thereby, to each Initial Purchaser.

4.            Further Agreements of the Antero Entities. Each of the Antero Entities jointly and severally covenants and agrees with each Initial Purchaser that:

(a)           Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)           Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c)           Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Antero Entities will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)           Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Time of Sale Information. If at any time prior to the Closing Date or the Additional Closing Date, as the case may be, (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)            Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will as soon as practicable notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)           Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation, limited partnership, limited liability company or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)           Clear Market. During the period of 30 days following the date hereof, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), (i) directly or indirectly, sell, offer, dispose, contract or grant any option to sell, pledge, lend, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act (other than any registration statement on Form S-8) relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing (other than as contemplated by this Agreement), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than the Securities to be sold hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans; provided, however, that the foregoing shall not prohibit the Company and its subsidiaries from (A) effecting the transactions contemplated hereby and issuing any Underlying Securities upon conversion of the Notes, (B) issuing Common Stock, options to purchase Common Stock or restricted stock units, performance units or other equity-based award, or issuing Common Stock upon exercise of options under any employee benefit plan, qualified stock option plan, stock bonus plan or other stock plan, employee compensation plan or arrangement, which, for avoidance of doubt, includes the Antero Resources Corporation 2020 Long-Term Incentive Plan (subject to any future increases in the number of shares of Common Stock reserved under any such plan or arrangement effected in accordance with the terms thereof), (C) issuing Common Stock to one or more of the Company’s subsidiaries in exchange for equity securities of one or more of the Company’s subsidiaries or (D) the sale of Common Stock pursuant to any Rule 10b5-1 plan established prior to the date hereof.

(i)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(j)            Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Antero Entities will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)           Underlying Securities. The Company will reserve and keep available at all times, free of preemptive rights, the maximum number (assuming, for these purposes, that all the Notes are converted by a single holder, pursuant to physical settlement, and that the maximum “make-whole” increase to the conversion rate set forth in the Indenture applies) of Underlying Securities issuable upon conversion of the Notes (such maximum number, the “Conversion Shares”).

(l)            DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m)          No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(n)           No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(o)           No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D without the prior written consent of the Representative or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(p)           No Stabilization. Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(q)            Legended Securities. Each certificate for a Security will bear the legend contained in the “Transfer Restrictions” section in the Preliminary Offering Memorandum for the time period and upon other terms stated in the Preliminary Offering Memorandum and the Indenture.

(r)            Waiver. The Representative, on behalf of the several Initial Purchasers may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

5.            Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains either (A) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (B) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.            Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Firm Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by each of the Antero Entities of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)            Representations and Warranties. The representations and warranties of the Antero Entities contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b)            No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)            No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto), the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)           Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative confirming that such officer has reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, (i) the representations and warranties of the Antero Entities in this Agreement are true and correct and that the Antero Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and the Additional Closing Date, as the case may be, and (ii) confirmation to the effect set forth in paragraphs (b) and (c) above.

(e)            NYSE Listing. A number of shares of Common Stock equal to the Conversion Shares shall have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to notice of conversion of the Underlying Securities by the Company to the NYSE at the applicable time.

(f)            Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto and executed by the persons listed in Schedule 4 hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Initial Purchasers on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(g)            Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such date.

(h)           Opinion of Counsel for the Antero Entities. Vinson & Elkins L.L.P., counsel for the Antero Entities, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

(i)            Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            Reserve Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, DeGolyer and MacNaughton shall have furnished to the Representative, at the request of the Company, a reserve report confirmation letter, dated the respective date of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in such letters to underwriters with respect to the reserve and other operational information contained in the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum.

(k)           No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(l)            DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m)          Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Global Note shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n)           Additional Documents. On or prior to the Closing Date and the Additional Closing Date, as the case may be, the Antero Entities shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(o)           No Default Under Indenture. No event that would be a “Default” or “Event of Default” under the Indenture exists.

(p)           Adjustments. No event has occurred that would, if the Securities were outstanding, require an adjustment to the conversion rate for the Securities pursuant to the Indenture.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.            Indemnification and Contribution.

(a)            Indemnification of the Initial Purchasers. Each of the Antero Entities jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, selling agents, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b)            Indemnification of the Antero Entities. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Antero Entities, each of their respective directors and officers and each person, if any, who controls any of the Antero Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following: the third paragraph under the caption “Plan of Distribution—New Issue of Notes” and under the statements under the caption “Plan of Distribution—Price Stabilization and Short Positions; Repurchase of Common Stock” in the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum.

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, selling agents, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Antero Entities, their respective directors and officers and any control persons of the Antero Entities shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Antero Entities on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Antero Entities on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Antero Entities on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Antero Entities on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.            Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NYSE or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Antero Entities shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9.            Defaulting Initial Purchaser.

(a)            If, on the Closing Date or the Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remains unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remains unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that each of the Antero Entities will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Antero Entities or any non-defaulting Initial Purchaser for damages caused by its default.

10.           Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Antero Entities jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities to the Initial Purchasers, including any transfer or other similar taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel, independent accountants and independent reserve engineers; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Underlying Securities on the NYSE.

(b)            If (i) this Agreement is terminated pursuant to Section 8(ii), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any other reason permitted under this Agreement, each of the Antero Entities jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

13.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

15.            Miscellaneous.

(a)            Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

(b)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (917) 456-3534); Attention: Catherine O’Donnell, with a copy (which shall not constitute notice) to: Ryan J. Maierson, Esq., Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 (fax: (713) 546-5401). Notices to the Antero Entities shall be given to them at 1615 Wynkoop Street, Denver, Colorado 80202, (fax: (303) 357-7299); Attention: Glen C. Warren, Jr., with a copy (which shall not constitute notice) to: Vinson & Elkins L.L.P., c/o Douglas E. McWilliams, 1001 Fannin Street, Suite 2500, Houston, TX 77002-6760, (fax: (713) 615-5725).

(c)            Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)            Recognition of the U.S. Special Resolution Regimes.

(i)            In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)            In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ANTERO RESOURCES CORPORATION

By	/s/ Alvyn A. Schopp
Name: Alvyn A. Schopp
Title: Chief Administrative Officer and Regional Senior Vice President

Guarantors:

ANTERO MINERALS LLC

By	/s/ Alvyn A. Schopp
Name: Alvyn A. Schopp
Title: Chief Administrative Officer and Regional Senior Vice President

ANTERO SUBSIDIARY HOLDINGS LLC

By	/s/ Alvyn A. Schopp
Name: Alvyn A. Schopp
Title: Chief Administrative Officer and Regional Senior Vice President

MONROE PIPELINE LLC

By	/s/ Alvyn A. Schopp
Name: Alvyn A. Schopp
Title: Chief Administrative Officer and Regional Senior Vice President

MU MARKETING LLC

By	/s/ Alvyn A. Schopp
Name: Alvyn A. Schopp
Title: Chief Administrative Officer and Regional Senior Vice President

Confirmed and accepted as of the date first above written.

J.P. Morgan Securities LLC

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

By: J.P. Morgan Securities LLC

By	/s/ Ranga Kanthadai
Ranga Kanthadai, Vice President
Authorized Signatory

Schedule 1

Initial Purchasers

Schedule 2

Guarantors

Schedule 3

List of Entities

Schedule 4

List of Persons Subject to Lock-Up

Exhibit A

Form of Lock-Up Agreement

ANNEX A

Written Communications

ANNEX B

Pricing Term Sheet

ANNEX C

Form of Opinion of Vinson & Elkins L.L.P.